UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 5, 2008

ENGLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
654 N. Sam Houston Parkway E., Suite 400, Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 281-878-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Attached to this report is ENGlobal Corporation's Intelligent Financial Statement™ (IFS) which is a supplemental PDF that contains information provided in the press release on Form 8-K, Item 2.02 announcing financial results for the quarter ended March 31, 2008, furnished to the SEC on May 6, 2008 (the "Release") and embeds XBRL financial data in a viewable and printable document. By moving your mouse over the displayed data, pop-up CoreFiling TagTips™ will show you how the data is internally expressed as XBRL.

Attached as Exhibit 100 to this report are the following materials from ENGlobal Corporation's Release, formatted in XBRL (eXtensible Business Reporting Language).

Users of this data are advised pursuant to Rule 401 of Regulation S-T that the information contained in the XBRL documents is unaudited and these are not the official publicly filed financial statements of ENGlobal Corporation. The purpose of submitting these XBRL formatted documents is to test the related format and technology and, as a result, investors should continue to rely on the official version of the furnished documents and not rely on this information in making investment decisions.

In accordance with Rules 104 and 402 of Regulation S-T, the information in this Current Report on Form 8-K,

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

The following exhibits are furnished herewith:

The following materials from ENGlobal Corporation's Release, formatted in XBRL (eXtensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation

		By:	/s/ Natalie S. Hairston
Natalie S. Hairston, Vice President, Investor Relations, Chief Governance Officer and Corporate Secretary

Date:	May 13, 2008

EXHIBIT INDEX

100	The following materials from ENGlobal Corporation's Release, formatted in XBRL (eXtensible Business Reporting Language).

Exhibit No.	Description

EX-100.INS	XBRL Report Instance Document

EX-100.SCH	XBRL Taxonomy Extension Schema Document

EX-100.PRE	XBRL Taxonomy Presentation Linkbase Document

EX-100.CAL	XBRL Taxonomy Calculation Linkbase Document

EX-100.LAB	XBRL Taxonomy Label Linkbase Document